AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the "Amendment") is made and entered into as of March 20, 2006 (the "Effective Date") by and between Henry Winterstern ("Executive") and First Look Studios, Inc. (formerly known as First Look Media, Inc.) a Delaware corporation ("Company"), to amend that certain Employment Agreement (the "Agreement") dated as of July 28, 2005, by and between Executive and Company. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby modified and amended as set forth herein. Except as otherwise indicated herein, all capitalized terms not defined herein will have the meaning given them in the Agreement.

           1.      Deferment. The parties hereto agree that, pursuant to the Bridge Loan Credit Agreement, dated as of the Effective Date (the "Loan Agreement"), by and among Company, PFLM, LLC, and those other lenders that are a party thereto (the "Lenders"), Executive's Fixed Annual Compensation as set forth in Paragraph 2.1 of the Agreement shall be reduced and deferred by One Hundred Thousand Dollars ($100,000) (i.e., to an annual rate of $300,000) (the "Resulting Base Compensation") for the period commencing on the Effective Date and continuing until such time that the Loans (as defined in the Loan Agreement) and all other obligations arising under or in connection with the Loan Agreement are paid in full to the Lenders and the Lenders' respective commitments are terminated (the "Deferment Period"). In addition, any bonus or other compensation which may be earned by Executive during the Deferment Period ("Additional Compensation") shall also be deferred during the Deferment Period. The Resulting Base Compensation and the Additional Compensation, if any, shall accrue and become payable to Executive at the end of the Deferment Period.

           2.      No Other Changes. Other than as specifically amended herein, the terms and conditions of the Agreement will remain in full force and effect and are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

FIRST LOOK STUDIOS, INC.

By:
William F. Lischak, President and COO

Henry Winterstern